UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

Tema ETF TRUST

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, schedule or registration statement no.:
(3) Filing party:
(4) Date filed:

Tema American Reshoring ETF (RSHO)
Tema Durable Quality ETF (TOLL)
Tema Heart & Health ETF (HRTS)
(formerly the Tema GLP-1, Obesity & Cardiometabolic ETF)
Tema Oncology ETF (CANC)
Tema Electrification ETF (VOLT)
Tema S&P 500 Historical Weight ETF Strategy (DSPY)
Tema International Durable Quality ETF (ITOL)
Tema International Defense Innovation ETF (GDFN)

Tema Alternative Asset Managers ETF (AAUM)

each a series of Tema ETF Trust

Brookfield Place

200 Vesey Street, Suite 24106
New York, New York 10281

February 9, 2026

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the appointment of an investment sub-adviser to the Tema American Reshoring ETF (RSHO); Tema Durable Quality ETF (TOLL); Team Heart & Health ETF (HRTS); Tema Oncology ETF (CANC); Tema Electrification ETF (VOLT); Tema S&P 500 Historical Weight ETF Strategy (DSPY); Tema International Durable Quality ETF (ITOL); Tema International Defense Innovation ETF (GDFN); and Tema Alternative Asset Managers ETF (AAUM) (each a "Fund" and collectively the “Funds”), each a series of Tema ETF Trust (the "Trust").

The Board of Trustees of the Trust has approved Tidal Investments LLC (“Tidal”) as an investment sub-adviser to the Funds and has approved a sub-advisory agreement between Tema ETFs LLC and Tidal on the terms described herein.

As always, please feel free to contact your Fund with any questions you may have.

Sincerely,

Maurits Pot

President

Tema ETF Trust

Tema American Reshoring ETF (RSHO)
Tema Durable Quality ETF (TOLL)
Tema Heart & Health ETF (HRTS)
(formerly the Tema GLP-1, Obesity & Cardiometabolic ETF)
Tema Oncology ETF (CANC)
Tema Electrification ETF (VOLT)
Tema S&P 500 Historical Weight ETF Strategy (DSPY)
Tema International Durable Quality ETF (ITOL)
Tema International Defense Innovation ETF (GDFN)

Tema Alternative Asset Managers ETF (AAUM)

each a series of Tema ETF Trust

Brookfield Place

200 Vesey Street, Suite 24106
New York, New York 10281

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of the Tema American Reshoring ETF (“RSHO”); Tema Durable Quality ETF (“TOLL”); Tema Heart & Health ETF (HRTS); Tema Oncology ETF (“CANC”); Tema Electrification ETF (“VOLT”); Tema S&P 500 Historical Weight ETF Strategy (“DSPY”); Tema International Durable Quality ETF (“ITOL”); Tema International Defense Innovation ETF (“GDFN”); and Tema Alternative Asset Managers ETF (“AAUM”) (each a "Fund" and collectively the “Funds”), each a series of Tema ETF Trust (the "Trust").

This Information Statement is being sent in lieu of a proxy statement and pursuant to approval by the Trust's Board of Trustees (the "Board") on January 26, 2026, and approval by written consent of a shareholder of each Fund representing a majority of the outstanding voting securities of each Fund as of January 26, 2026. The Board of Trustees of the Trust (the “Board”) considered and approved Tidal Investments LLC (“Tidal” or “Sub-Adviser”) to serve as sub-adviser to each of the Funds. At that time, the sub-advisory agreement between the Tema ETFs LLC (the “Adviser”) and Sub-Adviser, with respect to the Funds (the “Sub-Advisory Agreement”) (in substantially the form attached hereto as Appendix A) was approved by the Board. The Sub-Advisory Agreement with the Sub-Adviser becomes effective February 19, 2026, when the Sub-Adviser begins providing sub-advisory services to the Funds. The previous sub-adviser, NEOS Investment Management, LLC, will complete its service to the Adviser and the Funds at the close of business on February 18, 2026.

A shareholder representing a majority of the outstanding voting securities of each Fund has approved the Sub-Advisory Agreement.

1

This Information Statement is being supplied to shareholders and will be mailed on or about February 11, 2026 to each Fund's shareholders of record as of January 26, 2026 (the "Record Date"). As of the Record Date, the following number of shares were outstanding for each Fund.

Fund	Shares Outstanding
Tema American Reshoring ETF	8,770,000
Tema Durable Quality ETF	3,150,000
Team Heart & Health ETF	3,190,000
Tema Oncology ETF	7,840,000
Tema Electrification ETF	20,010,000
Tema S&P 500 Historical Weight ETF Strategy	13,379,057
Tema International Durable Quality ETF	330,000
Tema International Defense Innovation ETF	85,000
Tema Alternative Asset Managers ETF	210,000

Since the shareholder with a majority of the outstanding voting securities of each Fund has already voted to approve the Sub-Advisory Agreement, the remaining shareholders are not required to, nor entitled to vote on this matter.

Copies of each Fund's most recent semi-annual financial statements filed on Form N-CSR, are available by visiting www.temaetfs.com.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

2

The Sub-Advisory Agreement

At the January 26, 2026 meeting, the Board approved the hiring of the Sub-Adviser to each Fund pursuant to a Sub-Advisory Agreement, to be executed on or about January 26, 2026, between the Adviser and Tidal. Under the terms of the investment management agreement between the Trust and the Adviser, the Adviser is paid a monthly unitary management fee of the average daily net assets of:

Fund	Management Fee (stated as a percentage of the average daily net assets of the Fund)
AAUM	0.99%
RSHO, HRTS, CANC	0.90%
VOLT, GDFN	0.75%
ITOL	0.60%
TOLL	0.55%
DSPY	0.18%

Under the terms of the Sub-Advisory Agreement, the Sub-Adviser is entitled to receive a fee from the Adviser, which is paid from a portion of the management fees that the Adviser receives from each Fund. There will be no increase in total fees paid by a Fund in connection with the Sub-Advisory Agreement. For such compensation, Tidal, is responsible for trading portfolio securities and other investment instruments on behalf of the Funds, including selecting broker-dealers to execute purchase and sale transactions, as instructed by the Adviser, subject to the supervision of the Adviser and the Board.

Under the terms of the Sub-Advisory Agreement, Tidal is entitled to receive an annual fee from the Adviser of the greater of 0.03% per annum across the total assets under management (“AUM”) of the Funds; or the aggregate minimum suite fee $30,000 per Fund. Any individual Fund exceeding $500 million in assets, will be charged a fee based on a percentage of AUM at certain thresholds. For such compensation, Tidal is responsible for trading portfolio securities and other investment instruments on behalf of the Funds, including selecting broker-dealers to execute purchase and sale transactions, as instructed by the Adviser, subject to the supervision of the Adviser and the Board.

The Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Trustees at a meeting called for that purpose or by the vote of a majority of the outstanding shares of each Fund. The Sub-Advisory Agreement will automatically terminate on assignment and is terminable without penalty upon the vote of a majority of the Trust's Board of Trustees, or by "vote of a majority of the outstanding voting securities" of a Fund (as defined in the 1940 Act), or by the Adviser or Sub-Adviser, in each case, upon 60 days' written notice to the other party.

The Sub-Advisory Agreement provides that Tidal will not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence on the part of Tidal or a reckless disregard of its obligations and duties.

3

The description in this Information Statement of the Sub-Advisory Agreement is only a summary. A form of the Sub-Advisory Agreement is attached as Appendix A. You should read the Sub-Advisory Agreement.

Information Concerning Tidal

Tidal, a Delaware limited liability company, with its principal place of business at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 serves as sub-adviser to each Fund’s portfolio. Tidal was formed in 2012 and provides investment advisory services and full-service ETF platform. Tidal is a subsidiary of Tidal Financial Group. As of December 31, 2025, the Sub-Adviser had approximately $46.33 billion in assets under management as the investment adviser or sub-adviser. The names, addresses, and principal occupations of the members and principal executive officers of Tidal as of the date of this Information Statement are set forth below.

Name and Address*	Principal Occupation
Michael Venuto	Co-Founder & Chief Investment Officer
Guillermo Trias	Chief Executive Officer
Dan Carlson	Co-Founder & Chief of Staff
Gavin Filmore	Chief Revenue Officer
Ronnie Riven	Chief Financial Officer
*	Each person's address is in care of Tidal Investments LLC, 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 .

None of the Trustees or officers of the Trust is an officer, employee or interest holder of Tidal. None of the Trustees or officers of the Trust had any material direct or indirect interest in any transactions or proposed transactions with Tidal during the past fiscal year.

Evaluation by the Board of Trustees

At the January 26, 2026 Board Meeting, the Board considered the approval of the Sub-Advisory Agreement with Tidal. The Board relied on the advice of independent legal counsel and its own business judgment in determining the material factors to be considered in evaluating the Sub-Advisory Agreement and the weight to be given to each factor. The conclusions reached by the Board were based on an evaluation of all of the information provided and were not the result of any single factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching conclusions with respect to the Sub-Advisory Agreement.

Nature, Extent, and Quality of Services. With respect to the nature, extent and quality of services to be provided, the Trustees reviewed a description of the services that would be provided by the Adviser and those services provided by the Sub-Adviser. The Board reviewed and discussed the professional experience of the personnel that would be performing services for the Funds, including the team of individuals that primarily monitor and execute the trading process. The Board noted that the Sub-Adviser had adopted a Code of Ethics containing provisions reasonably necessary to prevent Access Persons, as that term is defined in Rule 17j-1 under the 1940 Act, from engaging in conduct prohibited by Rule 17j-1(b) and that the Sub-Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating such Code of Ethics.

4

The Trustees considered that the Adviser would remain responsible for the execution of each Fund's investment strategy, rather than the Sub-Adviser. The Board discussed that the Sub-Adviser would provide trading sub-advisory services for the Funds, including trading portfolio securities for the Funds, and selecting broker-dealers to execute purchase and sale transactions, subject to the supervision of the Adviser and the oversight of the Board. The Board concluded that the Tidal had sufficient quality and depth of personnel, resources, trading experience and capabilities, and compliance policies and procedures essential to performing its duties under the Sub-Advisory Agreement.

Performance. The Board recognized that Tidal would serve as the trading sub-adviser to each Fund and would not make decisions regarding the execution of the Funds’ investment strategies. The Board noted that since Tidal has not become the sub-adviser to any of the Funds, there is not performance information to review.

Fees and Expenses. The Board discussed Tidal’s proposed sub-advisory fee schedule for each of the Funds. The Board reviewed the allocation of fees between the Adviser and Sub-Adviser relative to their respective duties and other factors and agreed the allocation for the Funds was appropriate. After further discussion, the Board concluded that the sub-advisory fee to be charged with respect to each Fund was not unreasonable and the sub-advisory fee, in relation to the total advisory fee, was not unreasonable.

Profitability. With respect to the Sub-Adviser's estimated profitability, the Trustees reviewed the projected profitability of the Sub-Adviser, with respect to each Fund. The Board noted that it anticipated realizing a reasonable profit in connection with its relationship with each Fund during the first and second year of the Sub-Advisory Agreement. After further discussion, the Board concluded that, based on the services to be provided by the Sub-Adviser, the anticipated level of profit from the Sub-Adviser's relationship with the Fund was not excessive.

Economies of Scale. The Board considered whether there would be economies of scale with respect to Tidal’s services the Fund’s. The Board agreed that this was primarily an Adviser-level issue and should be considered with respect to the overall management agreement, taking into consideration the impact of the sub-advisory expense. The Board noted that Tidal had a large trading and ETF infrastructure in place which could provide additional benefits to the Funds.

Conclusion. The Board members relied upon the advice of independent counsel, and their own business judgment in determining the material factors to be considered in evaluating the Sub-Advisory Agreement and the weight to be given to each such factor. In considering the approval of the Sub-Advisory Agreement, the Board did not identify any one factor as all important, but rather considered factors collectively and determined that approval of the Sub-Advisory Agreement was in the best interests of each Fund and its shareholders. Moreover, the Board noted that each Trustee may have afforded different weight to the various factors in reaching his or her conclusions with respect to the Sub-Advisory Agreement.

OPERATION OF THE FUND

RSHO, CANC, VOLT, TOLL, HRTS, and DSPY are each a diversified series of the Trust while GDFN, ITOL, and AAUM are each a non-diversified series of the Trust. The Trust is an open-end investment company established under the laws of Delaware on July 25, 2022. The Board oversees the activities of the Fund. Like other ETFs, the Trust retains various organizations to perform specialized services. As described above, the Trust currently retains the Adviser, located at Brookfield Place 200 Vesey Street, Suite 24106 New York, New York 10281, as investment adviser to each Fund and retains the Sub-Adviser (effective February 14, 2026), located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, as sub-adviser to each Fund. U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202 serves as the Fund's administrator, and transfer agent. U.S. Bank N.A., located at 1555 N. Rivercenter Drive, MK-WI-S302 Milwaukee, WI 53212 serves as custodian for the Funds. Vigilant Distributor, LLC (the "Distributor"), located at Gateway Corporate Center, Suite 216, 223 Wilmington West Chester Pike Chadds Ford, PA 1931 distributes shares of the Funds.

5

Security Ownership of Management AND Certain Beneficial Owners

As of the Record Date, the Trustees and officers as a group beneficially owned less than 1% of the shares of each Fund. As of the Record Date, the record or beneficial owners* of more than 5% of each Fund are listed in the following tables.

Tema American Reshoring ETF

Name of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
GP Family Office	4,400,000	50.2%

Tema Durable Quality ETF

Name of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
GP Family Office	1,600,000	50.8%

Tema Heart & Health ETF

Name of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
GP Family Office	1,600,000	50.2%

Tema Oncology ETF

Name of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
GP Family Office	3,950,000	50.4%

Tema Electrification ETF

Name of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
GP Family Office	10,100,000	50.5%

Tema S&P 500 Historical Weight ETF Strategy

Name of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
PM Family Office	13,145,432	98.3%

Tema International Durable Quality ETF

Name of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
GP Family Office	170,000	51.5%

Tema International Defense Innovation ETF

Name of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
GP Family Office	45,000	52.9%

Tema Alternative Asset Managers ETF

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial Shares	Percent (%) of Fund
GP Family Office	110,000	52.4%

*Shareholders owning more than 25% of the shares of a Fund are considered to "control" the Fund, as that term is defined under the 1940 Act.

6

SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, contact the Trust at c/o Vigilant Distributors, LLC, Gateway Corporate Center, Suite 216 Chadds Ford, PA 19317.

BY ORDER OF THE BOARD OF TRUSTEES

/s/ Maurits Pot

President

7

APPENDIX A

DELEGATED SERVICES

SUB-ADVISORY AGREEMENT

This Delegated Services Sub-Advisory Agreement (the “Agreement”) is made as of this 26th day of January, 2026 by and between Tema ETFs LLC, a Delaware limited liability company, with its principal place of business at 230 Vesey St, New York, NY 10281, United States (the “Adviser”), and Tidal Investments LLC, a Delaware limited liability company, with its principal place of business at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 (the “Sub-Adviser”), with respect to the series of Tema ETF Trust (the “Trust”) identified on Schedule A to this Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”).

BACKGROUND

A.	The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of providing investment advisory services.

B.	The Adviser has entered into an Investment Advisory Agreement dated as of 31-Jan-2026, as amended, (the “Investment Advisory Agreement”) with the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of the Funds.

C.	The Sub-Adviser is registered as an investment adviser under the Advisers Act and engages in the business of providing investment advisory services.

D.	The Investment Advisory Agreement contemplates that the Adviser may appoint one or more sub-advisers to perform some or all of the services for which the Adviser is responsible.

E.	Subject to the terms of this Agreement, the Sub-Adviser is willing to furnish such services to the Adviser and each Fund.

TERMS

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which is hereby acknowledged, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.            Appointment of the Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to act as an investment adviser for each Fund (or each portion of a Fund’s assets allocated to the Sub-Adviser by the Adviser), subject to the supervision and oversight of the Adviser and the Board of Trustees of the Trust (the “Board”), and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser except as expressly authorized in this Agreement or another writing by the Trust, the Adviser and the Sub-Adviser. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

A-1

2.            Sub-Advisory Services. The Sub-Adviser shall be primarily responsible, at the direction of the Adviser, for portfolio management and managing each Fund’s daily creation and redemption and portfolio rebalancing processes, as needed. Portfolio management duties shall include, but not be limited to, in consultation with the Adviser, performing daily monitoring of: (i) Fund positions and variances from the most recently received portfolio disposition and creation unit basket instructions from the Adviser, (ii) portfolio positioning with investment guidelines and alignment with the Fund’s target strategy, (iii) adherence to cash and holdings reconciliations and related trading of cash positions, and (iv) overall portfolio risk management with respect to daily portfolio disposition and acquisition activities. The Sub-Adviser shall also implement trading decisions for each Fund in accordance with instructions provided by the Adviser in writing pursuant to mutually agreed upon notification protocols. In the event the Sub-Adviser requires clarification on a particular Adviser instruction (e.g., due to a potential regulatory or compliance issue), the Sub-Adviser will seek guidance from the Adviser prior to executing any transaction in question. The Sub-Adviser shall also assist in liquidity and valuation determinations for portfolio assets where reasonably requested by the Adviser.

The Adviser hereby grants the Sub-Adviser the authority to exercise full trading authority (subject to the Adviser’s instructions and oversight) for each Fund with respect to creation unit, redemption and rebalancing processes, including corresponding with the Authorized Participants, and implementing activities necessary or incidental thereto, such as purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. In particular, the Sub-Adviser shall have the authority to select broker-dealers to effect trade executions in its sole discretion (subject to its best obligations as stated in Section 7). The Sub-Adviser may consider input from the Adviser regarding broker selection or trading strategies; while retaining discretion over such decisions to act in a manner consistent with its best execution obligations.

The Sub-Adviser acknowledges that the Board retains ultimate authority over the Funds and may take any and all actions necessary and reasonable to protect the interests of the Funds’ shareholders.

3.            Representations of the Sub-Adviser.

3.1.	The Sub-Adviser has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.
3.2.	The Sub-Adviser is registered as an investment adviser under the Advisers Act and has provided its current Form ADV, including the firm brochure and applicable brochure supplements to the Adviser.
3.3.	The Sub-Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Adviser and the Trust (i) of any material changes in its insurance policies or insurance coverage or (ii) if any material claims will be made on its insurance policies. Furthermore, the Sub-Adviser shall upon reasonable request provide the Adviser and the Trust with any information they may reasonably require concerning the amount of or scope of such insurance.

A-2

3.4.	None of the Sub-Adviser, its affiliates, or any officer, director or employee of the Sub-Adviser or its affiliates is subject to any event set forth in Section 9 of the 1940 Act that would disqualify the Sub-Adviser from acting as an investment adviser to an investment company under the 1940 Act. The Sub-Adviser will promptly notify the Adviser and the Trust upon the Sub-Adviser’s discovery of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Advisers Act, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Commodity Exchange Act and the rules and regulations thereunder, as applicable to its provision of services under this Agreement, as well all other applicable federal and state laws, rules, and regulations, and any exchange listing requirements, as applicable to its provision of services and receipt of compensation in connection therewith described under this Agreement and to the conduct of its business as a registered investment adviser and to maintain all licenses and registrations necessary to perform its duties hereunder in good order. The Sub-AdviserAdviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing.
3.5.	The Sub-Adviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Adviser, its employees, officers, and agents. Upon reasonable notice to and reasonable request, the Sub-Adviser shall provide the Adviser and the Trust with access to the records relating to such policies and procedures as they relate to the Funds. The Sub-Adviser will also provide, at the reasonable request of the Adviser or the Trust, periodic certifications, in a form reasonably acceptable to the Adviser or the Trust, attesting to such written policies and procedures.
3.6.	The Sub-Adviser shall implement and maintain a business continuity plan and policies and procedures reasonably designed to prevent, detect and respond to cybersecurity threats and to implement such internal controls and other safeguards as the Sub-Adviser reasonably believes are necessary to protect each Fund’s confidential information and the nonpublic personal information of Fund shareholders. The Sub-Adviser shall promptly notify the Adviser and the Trust of any material violations or breaches of such policies and procedures.
3.7.	The Sub-Adviser will not engage in any futures transactions, options on futures transactions or transactions in other commodity interests on behalf of a Fund prior to the Sub-Adviser becoming registered or filing a notice of exemption on behalf of the Fund with the National Futures Association (the “NFA”).

3.8.	The Sub-Adviser agrees to provide reasonable assistance with the liquidity classifications required under each Fund’s liquidity risk management program.

4.            Representations of the Adviser.

4.1.	The Adviser has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.

A-3

4.2.	The Adviser is registered as an investment adviser under the Advisers Act. None of the Adviser, its affiliates, or any officer, manager, partner or employee of the Adviser or its affiliates is subject to any event set forth in Section 9 of the 1940 Act that would disqualify the Adviser from acting as an investment adviser to an investment company under the 1940 Act. The Adviser will promptly notify the Sub-Adviser upon the Adviser’s discovery of an occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Adviser agrees to comply with the requirements of the 1940 Act, the Advisers Act, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Commodity Exchange Act and the rules and regulations thereunder, as applicable, as well all other applicable federal and state laws, rules, regulations and case law, and any exchange listing requirements, that relate to the Adviser’s services described hereunder and to the conduct of its business as a registered investment adviser and to maintain all licenses and registrations necessary to perform its duties hereunder in good order. The Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing.
4.3.	The Adviser has the authority under the Investment Advisory Agreement to appoint the Sub-Adviser.
4.4.	The Adviser further represents and warrants that it has received a copy of the Sub-Adviser’s current Form ADV.
4.5.	The Adviser has provided the Sub-Adviser with each Fund’s most current prospectus and statement of additional information contained in each Fund’s registration statement and the Investment Policies, as in effect from time to time. The Adviser shall promptly furnish to the Sub-Adviser copies of all material amendments or supplements to the foregoing documents.
4.6.	The Adviser or its delegate will provide timely information to the Sub-Adviser regarding such matters as inflows to and outflows from each Fund and the cash requirements of, and cash available for investment in, the Fund.
4.7.	The Adviser or its delegate will timely provide the Sub-Adviser with copies of monthly accounting statements for each Fund, and such other information as may be reasonably necessary or appropriate in order for the Sub-Adviser to perform its responsibilities hereunder.
4.8.	The Adviser agrees that the Sub-Adviser may rely on specific information, instructions or requests made to the Sub-Adviser by the Adviser with respect to the management of each Fund’s assets, which are believed to be in good faith by the Sub-Adviser to be reliable.

5.            Compliance. The Adviser shall be responsible for ensuring that the instructions and guidance it provides to the Sub-Adviser comply with (a) the objectives, policies, and restrictions set forth in each Fund’s registration statement, as amended or supplemented, and with any policies, guidelines, instructions, and procedures approved by the Board, and (b) applicable federal and state laws, rules, and regulations, including those related to trades, Regulation M, and other similar requirements. The Sub-Adviser shall be entitled to rely on such instructions and guidance from the Adviser in performing its obligations under this Agreement.

A-4

6.            Proxy Voting.

The Board has the authority to determine how proxies with respect to securities that are held by the Funds shall be voted, and the Board has initially determined to delegate the authority and responsibility to vote proxies for each Fund’s securities to the Adviser, which has subsequently determined to delegate the authority and responsibility to vote proxies for each Fund’s securities to the Sub-Adviser. So long as proxy voting authority for a Fund has been delegated to the Sub-Adviser, the Sub-Adviser shall exercise its proxy voting responsibilities. The Sub-Adviser shall carry out such responsibility in accordance with any instructions that the Board or Adviser shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Trust. The Sub-Adviser shall provide periodic reports and keep records relating to proxy voting as the Board or Adviser may reasonably request or as may be necessary for the Funds to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified by the Board or Adviser at any time. The Sub-Adviser may, to the extent consistent with its fiduciary duty to the Trust and with Rule 206(4)-6 under the Advisers Act, employ a third-party firm that specializes in corporate governance research and advising on proxy voting to assist the Sub-Adviser, subject to the Sub-Adviser’s oversight, in exercising the Sub-Adviser’s proxy voting responsibilities. The Trust further acknowledges that, to the extent consistent with its fiduciary duty to the Trust and with Rule 206(4)-6 under the Advisers Act, the Sub-Adviser may vote proxies for securities held by the Trust differently than it votes proxies for the same securities held by other of the Sub-Adviser’s clients.

7.            Brokerage. The Adviser has delegated trading authority to the Sub-Adviser and, to that end, the Sub-Adviser shall have the trading authority set forth below in this Section 7 (Brokerage) for each Fund’s entire portfolio.

7.1.	The Sub-Adviser shall arrange for the placing and execution of Fund orders for the purchase and sale of portfolio securities with members of securities exchanges, brokers, dealers, futures commission merchants, issuers, and other permissible intermediaries, and may negotiate brokerage commissions, if applicable, and other transaction terms. The Sub-Adviser shall seek to obtain “best execution” consistent with its relevant policies and procedures and its obligations under applicable laws and regulations considering all circumstances, the Sub-Adviser is authorized to place orders for the purchase and sale of portfolio securities for the Funds with such members of securities exchanges, brokers, dealers, futures commission merchants, issuers, and other permissible intermediaries as it may select from time to time. The Sub-Adviser is authorized to execute account documentation, agreements, contracts and other documents on behalf of the Funds, as the Sub-Adviser shall be requested by brokers, dealers or other intermediaries, counterparties and other persons or entities in connection with the services provided hereunder. Subject to Section 7.2 below, the Sub-Adviser is also authorized to place transactions with brokers who provide research or statistical information or analyses to the Funds, to the Sub-Adviser, or to any other client for which the Sub-Adviser provides investment advisory services. The Sub-Adviser also agrees that it will cooperate with the Trust and the Adviser to allocate brokerage transactions to brokers or dealers who provide benefits directly to the Funds; provided, however, that such allocation comports with applicable law including, without limitation, Rule 12b-1(h) under the 1940 Act. Should the Adviser elect the right to direct brokerage, the Sub-Adviser and its delegates shall not be obligated to seek best execution on such directed brokerage transactions.
7.2.	Notwithstanding the provisions of Section 7.1 above and subject to such policies and procedures as may be adopted by the Board and officers of the Trust or the direction of the Adviser and consistent with Section 28(e) of the 1934 Act, the Sub-Adviser is authorized to cause the Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Sub-Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Funds and to other funds or clients for which the Sub-Adviser exercises investment discretion.

A-5

7.3.	The Sub-Adviser is authorized to direct portfolio transactions to a broker that is an affiliated person of the Adviser, the Sub-Adviser, or the Funds in accordance with such standards and procedures as may be approved by the Board in accordance with Rule 17e-1 under the 1940 Act, or other rules or guidance promulgated by the SEC. Any transaction placed with an affiliated broker must (i) be placed at best execution, and (ii) may not be a principal transaction.
7.4.	On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations and subject to its policies on trade aggregation and allocation, is authorized to aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be equitable and consistent with its fiduciary obligations to the Funds and to its other clients over time and subject to its policies on trade aggregation and allocation.
7.5.	Subject to Sections 3.4 and 5 (e.g., adherence to each Fund’s registration statement), the Sub-Adviser may, at the direction of the Adviser, make decisions for the Fund as to derivative instruments and foreign currency matters and make determinations as to the retention or disposition of derivative instruments, foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies, and may execute and perform the same on behalf of a Fund. The Sub-Adviser, on behalf of each Fund, is authorized to negotiate ISDA master agreements and related documents, and to open accounts and take other necessary or appropriate actions related thereto.
8.	Records/Reports.
8.1.	Recordkeeping. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Funds, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Adviser, the Board or the Trust’s chief compliance officer (the “Chief Compliance Officer”) the information required to be supplied under this Agreement.
8.2.	The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to Fund assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, sub-administrator, custodian or transfer agent appointed by the Funds) relating to its responsibilities provided hereunder with respect to the Funds, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the “Funds’ Books and Records”). The Funds’ Books and Records shall be available to the Adviser, the Board and the Chief Compliance Officer at any time upon request, shall be delivered to the Adviser upon the termination of this Agreement and shall be available without delay during any day the Adviser is open for business.
8.3.	Holdings Information and Pricing. The Sub-Adviser shall provide regular reports regarding Fund holdings, and shall, on its own initiative, furnish the Adviser and the Board from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to notify the Adviser if the Sub-Adviser reasonably believes that the value of any security held by a Fund may not reflect its fair value. The Sub-Adviser agrees to provide any pricing information of which the Sub-Adviser is aware to the Trust, the Board, the Adviser and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Trust’s valuation procedures for the purpose of calculating each Fund’s net asset value in accordance with procedures and methods established by the Board.

A-6

8.4.	Cooperation with Agents of the Trust. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Trust, the Chief Compliance Officer, any Trust custodian or foreign sub-custodians, any Trust pricing agents and all other agents and representatives of the Trust, such information with respect to the Funds as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.
8.5.	Information and Reporting. The Sub-Adviser shall provide the Adviser and the Trust, and its respective officers, with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Board or the Adviser may from time to time reasonably request.
8.6.	Notification of Breach/Compliance Reports. The Sub-Adviser shall notify the Adviser upon detection of (i) any material failure to manage any Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Funds’ or the Sub-Adviser’s policies, guidelines or procedures. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Adviser or the Board may reasonably request in connection with any such breach. Upon request, the Sub-Adviser shall also provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and the Trust’s disclosure controls adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations adopted thereunder, and agrees to inform the Trust of any material development related to a Fund that the Adviser reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Adviser in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust or the Adviser (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws or (ii) an actual change in control of the Sub-Adviser resulting in an “assignment” (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.
8.7.	Board and Filings Information. The Sub-Adviser will also provide the Adviser and the Board with any information reasonably requested regarding its management of the Funds required for any meeting of the Board, or for any
8.8.	report, amended registration statement, proxy statement, or prospectus supplement to be filed by the Trust with the SEC. The Sub-Adviser will make its officers and employees available to meet with the Board from time to time on reasonable notice to review its investment management services to the Funds in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be requested by the Board under Section 15(c) of the 1940 Act in order for the Board to evaluate this Agreement or any proposed amendments thereto.
8.9.	Transaction Information. The Sub-Adviser shall furnish to the Adviser, the Board or a designee such information concerning portfolio transactions as may be necessary to enable the Adviser, the Board or a designated agent to perform such compliance testing on the Funds and the Sub-Adviser’s services as the Adviser may, in its sole discretion, determine to be appropriate. The provision of such information by the Sub-Adviser to the Adviser, the Board or a designated agent in no way relieves the Sub-Adviser of its own responsibilities under this Agreement.

A-7

9.            Code of Ethics. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Adviser and Trust. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser’s Code of Ethics) comply in all material respects with the Sub-Adviser’s Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Adviser and the Trust with a copy of the Sub-Adviser’s current Code of Ethics, as in effect from time to time. The Sub-Adviser certifies that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser’s Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser’s Code of Ethics to the Adviser and Trust. The Sub-Adviser shall respond to requests for information from the Adviser and the Trust as to violations of the Code of Ethics by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall notify the Adviser of any material violation of the Code of Ethics, whether or not such violation relates to a security held by any Fund.

10.          Members and Employees. Members and employees of the Sub-Adviser may be trustees, officers or employees of the Trust.

11.          Custody. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of a Fund.

12.          Compensation.

12.1.	Sub-Advisory Fee. During the term of this Agreement, the Sub-Adviser shall bear its own costs of providing services under this Agreement. The Adviser agrees to pay to the Sub-Adviser or its designated paying agent, an annual sub-advisory fee equal to the amount of the daily average net assets of each Fund shown on Schedule A attached hereto, payable on a monthly basis.
12.2.	The initial fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement with respect to a Fund and shall be prorated as set forth below. If this Agreement is terminated with respect to a Fund prior to the end of any calendar month, the sub-advisory fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 30 days after the date of termination.
12.3.	The Sub-Adviser shall look exclusively to the Adviser for payment of the sub-advisory fee.

13.          Non-Exclusivity. The services to be rendered by the Sub-Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby. Without limiting the foregoing, the Sub-Adviser, its members, employees and agents may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm, entity or individual, and may render underwriting services to the Trust on behalf of a Fund or to any other investment company, corporation, association, firm, entity or individual.

A-8

14.          Liability and Standard of Care.

14.1.	The Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, accounts and customers, but the Sub-Adviser and its affiliates and their respective agents, control persons, directors, officers, employees, supervised persons and access persons shall not be liable for any action taken or omitted to be taken by the Sub-Adviser in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which the Trust, a Fund or any shareholder of a Fund may have under any federal securities law or state law the applicability of which is not permitted to be contractually waived.
14.2.	The Sub-Adviser shall indemnify the Trust, each Fund, the Adviser and each of their respective affiliates, agents, control persons, directors, members of the Board, officers, employees and shareholders (the “Adviser Indemnified Parties”) against, and hold them harmless from, any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (collectively, “Losses”) arising out of any claim, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) asserted or threatened to be asserted by any third party (collectively, “Proceedings”) in so far as such Loss (or actions with respect thereto) arises out of or is based upon: (i) any material misstatement or omission of a material fact in information regarding the Sub-Adviser furnished in writing to the Adviser by the Sub-Adviser for use in a Fund’s registration statement, proxy materials or reports filed with the SEC; or (ii) the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Sub-Adviser in the performance of its duties under this Agreement (collectively, “Sub-Adviser Disabling Conduct”).
14.3.	Notwithstanding anything to the contrary contained herein, the Sub-Adviser, its affiliates and their respective agents, control persons, directors, partners, officers, employees, supervised persons and access persons shall not be liable to, nor shall they have any indemnity obligation to, the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to a Fund, Trust or their shareholders for: (i) any material misstatement or omission of a material fact in a Fund’s Prospectus, registration statement, proxy materials or reports filed with the SEC, unless and to the extent such material misstatement or omission was made in reliance upon, and is consistent with, the information furnished to the Adviser by the Sub-Adviser specifically for use therein; (ii) any action taken or failure to act in good faith reliance upon (A) information, instructions or requests, whether oral or written, with respect to a Fund made to the Sub-Adviser by a duly authorized officer of the Adviser or the Trust; (B) the advice of counsel to the Trust; or (C) any written instruction of the Board; or (iii) acts of the Sub-Adviser which result from or are based upon acts or omissions of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser, which records are not also maintained by the Sub-Adviser; provided, however, that the limitations on the Sub-Adviser’s liability and indemnification obligations described in (i) through (iii) above shall not apply with respect to, and to the extent, any portion of liability is attributable to Sub-Adviser Disabling Conduct.
14.4.	The Sub-Adviser shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results, either relative or absolute, will be achieved.
14.5.	For the avoidance of doubt, neither Fund shareholders nor the members of the Board shall be personally liable under this Agreement.
14.6.	The Adviser shall indemnify the Sub-Adviser and each of its respective affiliates, agents, control persons, directors, officers, employees and shareholders (the “Sub-Adviser Indemnified Parties”) against, and hold them harmless from, any Losses arising out of any Proceedings in so far as such Loss (or actions with respect thereto) arises out of or is based upon: (i) any material misstatement or omission of a material fact in information regarding the Adviser furnished by or on behalf of the Adviser in writing for use in a Fund’s registration statement, proxy materials or reports filed with the SEC; or (ii) the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Adviser in the performance of its duties under this Agreement (collectively, “Adviser Disabling Conduct”).

A-9

15.	Term/Approval/Amendments.
15.1.	This Agreement shall become effective with respect to a Fund, as of the date set forth on the Schedue A attached hereto, if approved: (i) by a vote of the Board, including a majority of those trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom), or (ii) by vote of a majority of the Fund’s outstanding securities (to the extent required under the 1940 Act). This Agreement shall continue in effect with respect to a Fund for an initial period of two years thereafter, and may be renewed annually thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board provided that in such event such renewal and continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom).
15.2.	No material amendment to this Agreement shall be effective unless the terms thereof have been approved as required by the 1940 Act. The modification of any of the non-material terms of this Agreement may be approved by the vote, cast in person at a meeting called for such purpose (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom), of a majority of the Independent Trustees.
15.3.	In connection with such renewal or amendment, the Sub-Adviser shall furnish such information as may be reasonably necessary by the Adviser or the Board to evaluate the terms of this Agreement and any amendment thereto.
15.4.	This Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of a Fund, on sixty (60) days’ written notice to the Adviser and the Sub-Adviser, or by the Adviser or Sub-Adviser on sixty (60) days’ written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event the Investment Advisory Agreement between the Adviser and the Trust is assigned (as defined in the 1940 Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice. This Agreement will also automatically terminate in the event of its assignment (as defined in the 1940 Act) unless the parties hereto, by agreement, obtain an exemption from the SEC from the provisions of the 1940 Act pertaining to the subject matter of this subsection.
16.	Use of the Sub-Adviser’s Name.
16.1.	The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. The Adviser and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

A-10

16.2.	Upon termination of this Agreement, the Adviser and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Adviser and the Trust agree that they will review with the Sub-Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the 1940 Act or other applicable laws and regulations. If the Adviser or the Trust makes any unauthorized use of the Sub-Adviser’s names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

17.          Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Sub-Adviser agrees on behalf of itself and its directors, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Adviser and the Trust (a) all records and other information relative to each Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”), and (2) except after prior notification to and approval in writing by the Adviser or the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Sub-Adviser. Such written approval shall not be unreasonably withheld by the Adviser or the Trust and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

18.          Anti-Money Laundering Compliance. The Sub-Adviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Trust has adopted an Anti-Money Laundering Policy. The Sub-Adviser agrees to comply with the Trust’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Sub-Adviser, now and in the future. The Sub-Adviser further agrees to provide to the Trust, the Trust’s administrator, sub-administrator and/or the Trust’s anti-money laundering compliance officer such reports, certifications and contractual assurances as may be reasonably requested by the Trust. The Trust may disclose information regarding the Sub-Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

19.          Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below, or such other address(es) as may be specified in writing by one party to the other party.

Notices to Adviser shall be sent to:

Tema ETFs LLC

230 Vesey St

New York, NY 10281

Attn: Kyle Childress

Notices to Sub-Adviser shall be sent to:

Tidal Investments LLC

234 W. Florida Street, Suite 203

Milwaukee, WI 53204

Attn: Chief Financial Officer

A-11

20.          Successors. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

21.          Meanings. For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities;” “interested persons;” and “assignment” shall have the meaning defined in the 1940 Act or the rules promulgated thereunder; subject, however, to such exemptions as may be granted by the SEC under the 1940 Act or any interpretations of the SEC staff.

22.          Entire Agreement and Amendments. This Agreement represents the entire agreement among the parties with regard to the investment management matters described herein and may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto except as otherwise noted herein.

23.          Enforceability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

24.          Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Delaware and the Adviser and Sub-Adviser consent to the jurisdiction of courts, both state or federal, in Delaware, with respect to any dispute under this Agreement.

25.          Section Headings. The headings of sections contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

26.          Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

A-12

IN WITNESS WHEREOF, the parties hereto have this Agreement to be executed by their duly authorized officers on the day and year first written above.

Tema ETFs LLC

By:
Name:
Title:

TIDAL INVESTMENTS LLC

By:
Name:
Title:

A-13